Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal First Quarter of 2021 Ended September 30, 2020

SUNNYVALE, Calif.--(BUSINESS WIRE)--November 5, 2020--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) today reported financial results for the fiscal first quarter of 2021 ended September 30, 2020.

The results for the fiscal first quarter of 2021 ended September 30, 2020 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Revenue	$151.6	$122.4	$117.8
Gross Margin	28.1%	23.6%	22.9%
Operating Income (Loss)	$10.3	$(1.3)	$(0.6)
Net Income (Loss) Attributable to AOS	$9.6	$(0.1)	$1.0
Net Income (Loss) Per Share Attributable to AOS - Diluted	$0.36	$(0.00)	$0.04
Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Revenue	$151.6	$122.4	$117.8
Non-GAAP Gross Margin	29.0%	27.5%	28.3%
Non-GAAP Operating Income	$15.4	$8.4	$7.7
Non-GAAP Net Income Attributable to AOS	$14.5	$7.4	$6.5
Non-GAAP Net Income Per Share Attributable to AOS - Diluted	$0.55	$0.29	$0.26

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q1 Ended September 30, 2020” below exclude the effect of share-based compensation expenses and production ramp up costs in each of the periods presented, pre-production costs relating to Chongqing Joint Venture ("JV Company") for the three months ended September 30, 2019, legal costs related to government investigation for the three months ended September 30, 2020 and June 30, 2020, as well as amortization of purchased intangible for the three months ended September 30, 2020. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q1 Ended September 30, 2020

  Revenue was $151.6 million, an increase of 23.8% from the prior quarter and an increase of 28.6% from the same quarter last year.
  GAAP gross margin was 28.1%, up from 23.6% in the prior quarter and up from 22.9% in the same quarter last year.
  Non-GAAP gross margin was 29.0%, up from 27.5% in the prior quarter and up from 28.3% in the same quarter last year.
  GAAP operating expenses were $32.2 million, up from $30.3 million in the prior quarter and up from $27.6 in the same quarter last year.
  Non-GAAP operating expenses were $28.6 million, an increase of $3.3 million from last quarter and an increase of $3.0 million from the same quarter last year.
  GAAP operating income was $10.3 million, up from $1.3 million loss in the prior quarter and up from $0.6 million loss in the same quarter last year.
  Non-GAAP operating income was $15.4 million as compared to $8.4 million for the prior quarter and $7.7 million for the same quarter last year.
  GAAP net income per share attributable to AOS was $0.36, compared to $0.00 for the prior quarter and $0.04 for the same quarter a year ago.
  Non-GAAP earnings per share attributable to AOS was $0.55 compared to $0.29 for the prior quarter and $0.26 for the same quarter a year ago.
  Consolidated cash flow provided by operating activities was $9.8 million, compared to $40.3 million in the prior quarter. Operating cash flow provided by AOS alone (excluding the JV Company) was $12.7 million, compared to $20.2 million in the prior quarter.
  The Company closed the quarter with $154.7 million of cash and cash equivalents, including $42.0 million cash balance at the JV Company.

AOS Chairman and Chief Executive Officer Dr. Mike Chang commented, “Business momentum accelerated in the September quarter despite the ongoing global uncertainty with the COVID-19 pandemic. We delivered solid revenue growth and robust bottom line performance. Shipments were strong across most of our product categories, particularly computing and consumer applications. Our technical expertise enables us to develop a broader variety of power discrete and power IC technology platforms and to deliver complete power solutions for more target applications. Over the years, we have evolved from a component supplier to a solution provider. We have engaged more deeply with our customers, strengthened relationships, and become their strategic partner.”

Dr. Chang continued, "We are pleased with our direction and excited about our growth trajectory. We have a strong pipeline of new products, new customers, and new design wins. We are focused on executing our growth strategy and building on the strong momentum as we continue our mission to become a leading designer, developer, and global supplier of a broad portfolio of power semiconductors. That being said, the environment in which we are operating remains highly uncertain. We are working diligently to drive growth, but are prepared to respond quickly should conditions change due to the COVID-19 pandemic, the economy, trade tensions, or other issues."

Business Outlook for Fiscal Q2 Ending December 31, 2020

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Our expectations for the second quarter of fiscal year 2021 are as follows:

  Revenue is expected to be approximately $153 million, plus or minus $3 million.
  GAAP gross margin is expected to be approximately 28.0% plus or minus 1%. Non-GAAP gross margin is expected to be approximately 29.0% plus or minus 1%. Note that non-GAAP gross margin excludes $0.8 million amortization of acquired IP, $0.4 million of estimated share-based compensation and $0.4 million of estimated production ramp-up costs relating to the JV Company.
  GAAP operating expenses are expected to be in the range of $32.6 million plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $28.6 million plus or minus $1 million. Non-GAAP operating expenses exclude $2.5 million of estimated share-based compensation charge and $1.5 million of estimated professional fees related to the government investigation.
  Income tax expense is expected to be approximately $0.8 million to $1.2 million.
  Loss attributable to noncontrolling interest is expected to be approximately $1.4 million. On a non-GAAP basis, excluding estimated production ramp-up costs relating to the JV Company, this item is expected to be approximately $1.0 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal first quarter ended September 30, 2020 today, November 5, 2020 at 2:00 p.m. PT / 5:00 p.m. ET. To participate in the live call, register in advance to join the conference call using the link provided below and dial in 10 minutes before the call is scheduled to begin. Conference call access information will be provided upon registration (Participant Online Registration: http://www.directeventreg.com/registration/event/2647139). In addition, a copy of the script of management's prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to expected growth rate, our product portfolios, projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), noncontrolling interest, and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, tax expenses, and non-GAAP loss attributable to noncontrolling interest, impact of COVID-19 pandemic and related economic trends and our responses to such impact, our ability to execute growth strategies and achieve business objectives, our ability to support our customers, our ability to respond to trade tension and general economic conditions, and other information under the section entitled “Business Outlook for Fiscal Q2 Ending December 31, 2020”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business; our ability to successfully operate our joint venture in China; our ability to develop and succeed in the digital power business; difficulties and challenges in executing our diversification strategy into different market segments; new tariffs on goods from China; ordering pattern from distributors and seasonality; changes in regulatory environment and government investigation; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; the state of semiconductor industry and seasonality of our markets; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating income (loss), net loss attributable to noncontrolling interest, net income (loss), diluted earnings per share ("EPS") and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, production ramp up costs and pre-production expenses related to the JV Company, legal and profession fees related to government investigation, as well as amortization of purchased intangible. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin, operating expenses and loss attributable to noncontrolling interest. We believe that these historical and forecast non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included amount of income tax effect of non-GAAP adjustments in the non-GAAP net income of reconciliation table for all periods presented as the management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including portable computers, graphic cards, flat-panel TVs, home appliances, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers, and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019

Revenue	$151,551	$122,395	$117,802
Cost of goods sold	109,028	93,461	90,870
Gross profit	42,523	28,934	26,932
Gross margin	28.1%	23.6%	22.9%

Operating expenses:
Research and development	14,691	13,168	12,368
Selling, general and administrative	17,505	17,093	15,185
Total operating expenses	32,196	30,261	27,553
Operating income (loss)	10,327	(1,327)	(621)

Interest expense and other income (loss), net	(549)	(228)	(827)
Income (loss) before income taxes	9,778	(1,555)	(1,448)

Income tax expense	1,011	385	410
Net income (loss) including noncontrolling interest	8,767	(1,940)	(1,858)
Net loss attributable to noncontrolling interest	(807)	(1,835)	(2,867)
Net income (loss) attributable to Alpha and Omega Semiconductor Limited	$9,574	$(105)	$1,009

Net income (loss) per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.38	$(0.00)	$0.04
Diluted	$0.36	$(0.00)	$0.04

Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net income (loss) per share
Basic	25,340	25,227	24,538
Diluted	26,314	25,227	25,130

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	September 30, 2020	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$154,698	$158,536
Restricted cash	2,274	2,190
Accounts receivable, net	26,317	13,272
Inventories	137,700	135,528
Other current assets	10,479	8,807
Total current assets	331,468	318,333
Property, plant and equipment, net	421,642	412,340
Operating lease right-of-use assets, net	32,407	32,948
Intangible assets, net	15,930	16,770
Deferred income tax assets	4,774	4,766
Restricted cash - long-term	2,054	1,978
Other long-term assets	3,473	5,804
Total assets	$811,748	$792,939
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$87,604	$86,181
Accrued liabilities	55,875	54,986
Income taxes payable	2,100	1,360
Short-term debt	32,746	30,114
Finance lease liabilities	15,844	15,258
Operating lease liabilities	4,095	4,159
Total current liabilities	198,264	192,058
Long-term debt	99,970	99,775
Income taxes payable - long-term	912	903
Deferred income tax liabilities	521	496
Finance lease liabilities - long-term	23,913	26,842
Operating lease liabilities - long-term	29,813	30,254
Other long-term liabilities	9,133	10,723
Total liabilities	362,526	361,051
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at September 30, 2020 and June 30, 2020	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding: 32,021 shares and 25,383 shares, respectively at September 30, 2020 and 31,944 shares and 25,305 shares, respectively at June 30, 2020	64	64
Treasury shares at cost: 6,638 shares at September 30, 2020 and 6,639 shares at June 30, 2020	(66,171)	(66,184)
Additional paid-in capital	248,967	246,103
Accumulated other comprehensive loss	(2,146)	(5,127)
Retained earnings	128,394	118,833
Total Alpha and Omega Semiconductor Limited shareholder's equity	309,108	293,689
Noncontrolling interest	140,114	138,199
Total equity	449,222	431,888
Total liabilities and equity	$811,748	$792,939

Supplemental disclosures of financial information:
(in thousands)

	As of September 30, 2020				As of June 30, 2020
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Cash and cash equivalents	$112,680	$42,018		$154,698	$110,346	$48,190		$158,536
Bank borrowings liabilities	$30,623	$143,129	*	$173,752	$32,708	$140,652	*	$173,360
Inventory	$95,146	$42,554		$137,700	$97,593	$37,935		$135,528
Property, plant and equipment, net	$167,558	$254,084		$421,642	$162,833	$249,507		$412,340

* AOS is not a guarantor of CQJV's (Chongqing Joint Venture) debts.

	Three Months Ended September 30, 2020				Three Months Ended June 30, 2020				Three Months Ended September 30, 2019
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Net cash provided by (used in) operating activities	$12,701	$(2,853)		$9,848	$20,167	$20,125		$40,292	$(4,225)	$2,998		$(1,227)
Purchase of property and equipment, net of government grant	$7,944	$3,393		$11,337	$8,972	$4,222		$13,194	$8,292	$7,506		$15,798
EBITDAS	$22,156	$4,609	**	$27,572	$11,979	$1,078	**	$14,892	$13,813	$(2,208)	**	$14,472

** CQJV EBITDAS includes amounts attributable to noncontrolling interest.

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019

GAAP gross profit	$42,523	$28,934	$26,932
Share-based compensation	385	333	436
Amortization of purchased intangible	812	—	—
Production ramp up costs related to joint venture	275	4,432	5,991
Non-GAAP gross profit	$43,995	$33,699	$33,359
Non-GAAP gross margin as a % of revenue	29.0%	27.5%	28.3%

GAAP operating expense	$32,196	$30,261	$27,553
Share-based compensation	2,491	2,389	1,933
Legal costs related to government investigation	1,107	2,551	—
Non-GAAP operating expense	$28,598	$25,321	$25,620

GAAP operating income (loss)	$10,327	$(1,327)	$(621)
Share-based compensation	2,876	2,722	2,369
Amortization of purchased intangible	812	—	—
Production ramp up costs related to joint venture	275	4,432	5,991
Legal costs related to government investigation	1,107	2,551	—
Non-GAAP operating income	$15,397	$8,378	$7,739
Non-GAAP operating margin as a % of revenue	10.2%	6.8%	6.6%

GAAP net income (loss) attributable to AOS	$9,574	$(105)	$1,009
Share-based compensation	2,876	2,722	2,369
Amortization of purchased intangible	812	—	—
Pre-production expenses related to joint venture	—	—	49
Production ramp up costs related to joint venture	135	2,224	3,049
Legal costs related to government investigation	1,107	2,551	—
Income tax effect of non-GAAP adjustments	(8)	(4)	(5)
Non-GAAP net income attributable to AOS	$14,496	$7,388	$6,471
Non-GAAP net margin attributable to AOS as a % of revenue	9.6%	6.0%	5.5%

GAAP net income (loss) attributable to AOS	$9,574	$(105)	$1,009
Share-based compensation	2,876	2,722	2,369
Amortization and depreciation	12,489	11,552	10,904
Interest expense (income), net	1,622	338	(220)
Income tax expense	1,011	385	410
EBITDAS	$27,572	$14,892	$14,472

GAAP diluted net income (loss) per share attributable to AOS	$0.36	$(0.00)	$0.04
Share-based compensation	0.11	0.10	0.10
Pre-production expenses related to joint venture	—	—	0.00
Production ramp up costs related to joint venture	0.01	0.09	0.12
Legal costs related to government investigation	0.04	0.10	—
Amortization of purchased intangible	0.03	—	—
Income tax effect of non-GAAP adjustments	(0.00)	(0.00)	(0.00)
Non-GAAP diluted net income per share attributable to AOS	$0.55	$0.29	$0.26

Shares used to compute GAAP diluted net income (loss) per share	26,314	25,227	25,130
Shares used to compute Non-GAAP diluted net income per share	26,314	25,895	25,130

Contacts

Investor and media inquiries:

In the United States: The Blueshirt Group
Ralph Fong
+1 (415) 489-2195
ralph@blueshirtgroup.com

In China: The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com